UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 13, 2009

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Forms of Grant Agreements

On January 13, 2009, the Board of Directors of the Company, upon the recommendation of the Compensation Committee of the Board of Directors, approved an amendment to the forms of Notice of Restricted Stock Award and Notice of Grant of Restricted Stock Units used pursuant to the Pervasive Software Inc. 2006 Equity Incentive Plan (the “2006 Plan”).

The terms of the form of Notice of Restricted Stock Award and the form of Notice of Grant of Restricted Stock Units under the 2006 Plan previously provided that (i) upon a change in control, an additional number of shares of restricted stock held by the participant will be vested as if the participant had provided an additional twelve months of service to the Company, and (ii) all the shares of restricted stock held by the participant will vest immediately in the event such participant’s involuntary termination at any point following a change of control.

As amended the form of Notice of Restricted Stock Award and the form of Notice of Grant of Restricted Stock Units under the 2006 Plan provide that clause (i) above is eliminated.

The description of the form of Notice of Restricted Stock Award (under the 2006 Plan), the form of Notice of Grant of Restricted Stock Units (under the 2006 Plan) set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Notice of Restricted Stock Award (under the 2006 Plan) attached hereto as Exhibit 99.1 and the full text of the form of Notice of Grant of Restricted Stock Units (under the 2006 Plan) attached hereto as Exhibit 99.2, both of which are incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Form of Notice of Restricted Stock Award for the Pervasive Software Inc. 2006 Equity Incentive Plan

99.2	Form of Notice of Grant of Restricted Stock Units for the Pervasive Software Inc. 2006 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

By:	/s/ John Farr
John Farr
President and Chief Executive Officer

Date: January 13, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Notice of Restricted Stock Award for the Pervasive Software Inc. 2006 Equity Incentive Plan

99.2	Form of Notice of Grant of Restricted Stock Units for the Pervasive Software Inc. 2006 Equity Incentive Plan